Exhibit 99.1

ALLEGHANY CORPORATION REPORTS 2012 FIRST QUARTER RESULTS:

STOCKHOLDERS’ EQUITY PER COMMON SHARE

INCREASES 6.8% SINCE 2011 YEAR-END

NEW YORK, NY, May 7, 2012 – Alleghany Corporation (NYSE-Y) reported stockholders’ equity per common share of $365.24 at March 31, 2012, an increase of 6.8% from stockholders’ equity per common share of $342.12 at 2011 year-end. Shares outstanding at March 31, 2012 include 8,360,959 shares issued in connection with the merger between Alleghany and Transatlantic Holdings, Inc., which closed on March 6, 2012.

Alleghany’s results for the 2012 first quarter include 25 days of operations of Transatlantic subsequent to the closing of the merger. Stockholders’ equity increased to approximately $6.2 billion as of March 31, 2012, compared with approximately $2.9 billion as of December 31, 2011, reflecting both the merger and Alleghany’s net earnings in the 2012 first quarter.

On a consolidated basis including Transatlantic, Alleghany ended the 2012 first quarter with cash and invested assets of approximately $18.0 billion, compared with $4.9 billion at December 31, 2011. Consolidated net premiums written for the 2012 first quarter totaled $434.2 million, compared with $166.6 million for the 2011 first quarter.

Alleghany’s 2012 first quarter net earnings were $560.1 million or $51.17 per common share, compared with $71.3 million, or $7.99 per common share for the 2011 first quarter (presented on a basic basis throughout). The 2012 first quarter results include merger-related items associated with the purchase of Transatlantic, including a gain of $494.9 million resulting from the application of purchase accounting treatment, amortization of intangible assets of $31.9 million and transaction costs of $33.8 million.

Alleghany’s pre-tax net earnings for the 2012 first quarter, before merger-related items, were $181.8 million, compared with $90.3 million in the 2011 first quarter. A summary of Alleghany’s pre-tax results for the three months ended March 31, 2012 and 2011 follows:

	Three Months Ended
	March 31,	March 31,
	2012	2011	Change

Underwriting profit (loss):
Reinsurance	$66.2	$—	$66.2
Insurance	34.2	43.4	(9.2)

	100.4	43.4	57.0

Net investment income	53.2	31.6	21.6
Net realized capital gains	68.0	34.7	33.3
Other than temporary impairment losses	(1.8)	—	(1.8)
Other income	0.3	0.8	(0.5)
Other operating expenses	(15.7)	(9.4)	(6.3)
Corporate administration	(13.5)	(6.4)	(7.1)
Interest expense	(9.1)	(4.4)	(4.7)

Net earnings before merger-related items and income taxes	181.8	90.3	91.5

Merger-related items:
Gain on bargain purchase	494.9	—	494.9
Amortization of intangible assets	(31.9)*	(0.8)	(31.1)
Transaction costs	(33.8)	—	(33.8)

Earnings before income taxes	$611.0	$89.5	$521.5

*	Includes an immaterial amount of ongoing amortization from Alleghany’s insurance segment subsidiaries.

Weston M. Hicks, President and chief executive officer, commented, “Results for the quarter, including book value per share growth of 6.8%, largely reflect the addition of Transatlantic to the Alleghany family. Transatlantic provides significant business and geographic diversity to Alleghany by adding a leading global reinsurance underwriting platform. We now enjoy a substantially larger equity capital base of almost $6.2 billion, which we will manage carefully in accordance with our objective of growing book value in excess of market performance while maintaining a prudent risk profile.”

“Following the unprecedented magnitude of global catastrophe losses in 2011, the worldwide reinsurance market appears to be firming for property catastrophe cover. On the insurance front we are seeing significant opportunity to grow our domestic property book, including in areas with limited hurricane and earthquake exposures. We are also seeing improved opportunities in niche professional product lines. Overall, although there are a number of promising developments across our portfolio, we remain selective in our approach as we seek to capitalize on our competitive position and further develop our franchises.”

Underwriting profit for the 2012 first quarter was $100.4 million, compared with $43.4 million in the 2011 first quarter. The increase reflects the contribution of $66.2 million of underwriting profit from Transatlantic over the 25-day period of Alleghany’s ownership, partially offset by a slight decrease in underwriting profit at the insurance segment.

The reinsurance segment underwriting profit for the 2012 first quarter was due to a lack of large losses and the favorable impact of purchase accounting on Transatlantic’s expense ratio. Insurance segment underwriting profit for the 2012 first quarter primarily reflected strong performance at RSUI, including low levels of property losses, continued favorable prior year reserve development, and improved property market pricing, partially offset by underwriting losses at CATA and PCC. Insurance segment net written premium for the 2012 first quarter increased by 17.2% from the 2011 first quarter to $197.9 million.

Alleghany’s consolidated combined ratio for the 2012 first quarter was 76.9%, compared with 76.0% during the corresponding 2011 period. Reinsurance segment combined ratio was 72.8%, and insurance segment combined ratio was 82.1%, compared with 76.0% during the corresponding 2011 period.

Alleghany’s investment income for the 2012 first quarter was $53.2 million, an increase of 68.4% year-over-year, primarily reflecting the addition of Transatlantic’s $13.4 billion investment portfolio. Alleghany’s investment portfolio excluding other invested assets was $17.1 billion at March 31, 2012. The total return on the investment portfolio, excluding other invested assets, for the 2012 first quarter was 2.4%, including returns of 1.0% on the fixed income portfolio and 9.7% on the equity portfolio. The equity portfolio return compares with a 12.6% total return for the S&P 500 for the 2012 first quarter. Such returns include the total returns on Transatlantic’s investments since the date of the merger.

Additional information regarding Alleghany’s 2012 first quarter results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended March 31, 2012, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about May 7, 2012. The Form 10-Q will be available on Alleghany’s website at www.alleghany.com and on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation (NYSE: Y) creates stockholder value through the ownership and management of operating subsidiaries and investments, anchored by a core position in property and casualty insurance. Alleghany’s current operating subsidiaries include: Transatlantic Holdings, Inc., a leading global reinsurance organization headquartered in New York; RSUI Group, Inc., a national underwriter of property and liability specialty insurance coverages; Capitol Transamerica Corporation, an underwriter of property and casualty insurance coverages with a focus on the Midwest and Plains states and a national underwriter of specialty property and casualty and surety insurance coverages; Pacific Compensation Corporation, an underwriter of workers’ compensation insurance primarily in California; and Alleghany Properties LLC, a significant landowner in Sacramento, California.

Comment on Regulation G

This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP financial measures are included herein and in the attached schedules. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.

Alleghany shows earnings before income taxes (a GAAP financial measure), as well as underwriting profit (a non-GAAP financial measure), which is earnings before income taxes, adjusted to exclude the impact of net investment income, net realized capital gains, other-than-temporary impairment losses and other income, less other expenses. The presentation of underwriting profit is intended to enhance the understanding of Alleghany’s reinsurance and insurance operating units’ results by highlighting earnings attributable to their underwriting performance. With respect to Alleghany’s reinsurance and insurance operating units, earnings before income taxes may show a profit despite an underlying underwriting loss. If underwriting losses persist over extended periods, a reinsurance or insurance company’s ability to continue as a going concern may be at risk. Investors should consider the non-GAAP measures contained herein in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

# # #

Forward-looking Statements

This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to,

•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty reinsurance and insurance industries;

•	changes in market prices of Alleghany’s significant equity investments and changes in value of its debt securities portfolio;

•	adverse loss development for events insured by Alleghany’s reinsurance and insurance operating units in either the current year or prior year;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s reinsurance and insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts and acts of war;

•	the willingness and ability of Alleghany’s reinsurance and insurance operating units’ reinsurers to pay reinsurance recoverables owed to such operating units;

•	changes in the ratings assigned to Alleghany’s reinsurance and insurance operating units;

•	claims development and the process of estimating reserves;

•	legal, political, judicial and regulatory changes, including the new federal financial regulatory reform of the insurance industry by the Dodd-Frank Act;

•	the uncertain nature of liability and damage theories, as well as related loss amounts;

•	the reliance by Alleghany’s reinsurance operating units on a limited number of brokers;

•	increases in the levels of risk retention by Alleghany’s reinsurance and insurance operating units;

•	the loss of key personnel;

•	fluctuation in foreign currency exchange rates;

•	risks associated with Alleghany’s ability to successfully integrate Transatlantic’s operations and employees; and

•	risks inherent in international operations.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations, or intentions, which may happen at any time at its discretion. As a consequence, current plans, anticipated actions, and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on its behalf.

For more information, please contact:

Jeff Majtyka/Mike Smargiassi

Brainerd Communicators, Inc.

212-986-6667

ALLEGHANY CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share amounts)

	March 31, 2012	December 31, 2011
	(unaudited)
Assets
Investments
Available for sale securities at fair value:
Equity securities (cost: 2012 $659,202; 2011 $775,741)	$773,886	$870,950
Debt securities (amortized cost: 2012 $15,624,969; 2011 $2,538,872)	15,733,901	2,679,528
Short-term investments	571,748	1,096,517

	17,079,535	4,646,995
Other invested assets	434,921	179,815

Total investments	17,514,456	4,826,810

Cash	520,216	84,749
Accrued investment income	167,460	28,879
Premium balances receivable	855,945	147,006
Reinsurance recoverables	1,324,420	852,845
Ceded unearned premium reserves	146,449	142,946
Deferred acquisition costs	117,077	70,537
Property and equipment at cost, net of accumulated depreciation and amortization	22,304	17,906
Goodwill	48,095	48,095
Intangible assets, net of amortization	382,473	90,863
Current taxes receivable	40,531	—
Net deferred tax assets	486,247	80,975
Other assets	149,481	86,478

	$21,775,154	$6,478,089

Liabilities and Stockholders’ Equity
Loss and loss adjustment expenses	$11,870,264	$2,313,035
Unearned premiums	1,708,610	549,740
Senior Notes	1,423,883	299,035
Reinsurance payable	73,452	45,462
Current taxes payable	—	16,247
Other liabilities	515,845	328,893

Total liabilities	15,592,054	3,552,412

Common stock (shares authorized: 2012 and 2011 - 22,000,000; issued and outstanding:
2012 - 17,478,746; 2011 - 9,117,787)	17,479	9,118
Contributed capital	3,626,154	938,037
Accumulated other comprehensive income	152,360	155,532
Treasury stock, at cost (2012 - 550,082 shares; 2011 - 566,141 shares)	(162,573)	(167,319)
Retained earnings	2,549,680	1,990,309

Total stockholders’ equity	6,183,100	2,925,677

	$21,775,154	$6,478,089

ALLEGHANY CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS and COMPREHENSIVE INCOME

(Unaudited)

	THREE MONTHS ENDED
	March 31,
	(in thousands, except per share amounts)
	2012	2011
Revenues
Net premiums earned	$434,207	$180,980
Net investment income	53,194	31,579
Net realized capital gains	67,989	34,692
Other than temporary impairment losses	(1,778)	—
Gain on bargain purchase	494,940	—
Other income	315	885

Total revenues	1,048,867	248,136

Costs and expenses
Net loss and loss adjustment expenses	233,946	71,022
Commissions, brokerage and other underwriting expenses	99,860	66,528
Other operating expenses	15,652	9,407
Corporate administration	47,293	6,379
Amortization of intangible assets	31,939	839
Interest expense	9,077	4,452

Total costs and expenses	437,767	158,627

Earnings before income taxes	611,100	89,509

Income taxes	50,997	18,169

Net earnings	$560,103	$71,340

Other comprehensive income
Change in unrealized gains, net of deferred taxes of $20,145 and $53,449 for 2012 and 2011, respectively	37,412	99,262
Less: reclassification for net realized capital gains and other than temporary impairment losses, net of taxes of $23,174 and $12,142 for 2012 and 2011, respectively	(43,037)	(22,550)
Change in unrealized currency translation adjustment, net of deferred taxes of $1,730 and $0 for 2012 and 2011, respectively	3,213	—
Retirement plans	(760)	(129)

Comprehensive income	$556,931	$147,923

Basic earnings per share	$51.17	$7.99
Diluted earnings per share	$51.06	$7.97

Alleghany Corporation

Premiums Written

For the Three Months Ended March 31,

(in millions)

	Gross Premiums Written				Net Premiums Written
	2012	2011	Change	% Change	2012	2011	Change	% Change
Reinsurance segment:

Property	$71.1	$—	$71.1	NM	$63.7	$—	$63.7	NM
Casualty and Other	175.0	—	175.0	NM	172.6	—	172.6	NM

	246.1	—	246.1	NM	236.3	—	236.3	NM

Insurance segment:

RSUI	247.3	212.2	35.1	16.5%	158.9	130.8	28.1	21.5%
CATA	38.5	37.6	0.9	2.4%	36.3	35.4	0.9	2.5%
PCC	2.7	0.4	2.3	575.0%	2.7	0.4	2.3	575.0%

	288.5	250.2	38.3	15.3%	197.9	166.6	31.3	18.8%

Total	$534.6	$250.2	$284.4	NM	$434.2	$166.6	$267.6	NM

Alleghany Corporation

Cash and Investments

(in millions)

	March 31, 2012	December 31, 2011

Equity securities:
Common stock	$773.9	$871.0
Preferred stock	—	—

Total equity securities	773.9	871.0

Debt securities:
U.S. Government obligations	545.8	267.8
Municipal bonds	6,774.2	1,113.6
Foreign government obligations	869.7	—
U.S. corporate bonds	2,944.5	354.1
Foreign corporate bonds	2,076.6	83.5
Residential mortgage-backed securities	1,823.7	497.3
Commercial mortgage-backed securities	394.1	144.7
Other asset-backed securities	305.3	218.5

Total debt securities	15,733.9	2,679.5

Other invested assets:
Equity method investments	201.1	129.8
Partnership investments	205.8	23.6
Other	28.0	26.4

	434.9	179.8

Short-term investments	571.7	1,096.5

Total investments	17,514.4	4,826.8

Cash	520.2	84.7

Total cash and investments	$18,034.6	$4,911.5

Alleghany Corporation

Net Investment Income

(in millions)

	For the Three Months Ended March 31,
	2012	2011

Interest income	$41.1	$25.5
Dividends	1.9	9.8
Equity in income (losses) of Homesite	14.6	(0.5)
Equity in income (losses) of ORX	(1.8)	(1.0)
Other investment income (losses)	0.2	(0.4)

Total investment income	56.0	33.4

Investment expenses	(2.8)	(1.8)

Net investment income	$53.2	$31.6

Alleghany Corporation

Underwriting Results

For the Three Months Ended March 31, 2012

(in millions)

	Reinsurance Segment			Insurance Segment
		Casualty &						Total	Corporate
	Property	Other	Total	RSUI	CATA	PCC	Total	Segments	Activities	Consolidated

Premiums written:
Gross	$71.1	$175.0	$246.1	$247.3	$38.5	$2.7	$288.5	$534.6	$(1.2)	$533.4
Net	63.7	172.6	236.3	158.9	36.3	2.7	197.9	434.2	—	434.2

Net premiums earned	$66.1	$177.0	$243.1	$153.9	$34.7	$2.5	$191.1	434.2	$—	$434.2

Net loss and LAE:
Current year	17.8	129.9	147.7	82.7	17.1	1.8	101.6	249.3	—	249.3
Prior years	—	—	—	(17.6)	1.5	0.7	(15.4)	(15.4)	—	(15.4)

	17.8	129.9	147.7	65.1	18.6	2.5	86.2	233.9	—	233.9

Commissions, brokerage and other underwriting expenses	8.1	21.1	29.2	44.8	19.2	6.7	70.7	99.9	—	99.9

Underwriting profit (loss)	$40.2	$26.0	$66.2	$44.0	$(3.1)	$(6.7)	$34.2	100.4	—	100.4

Net investment income								40.7	12.5	53.2
Net realized capital gains								29.3	38.7	68.0
OTTI losses								(1.8)	—	(1.8)
Gain on bargain purchase								—	494.9	494.9
Other income								0.3	—	0.3
Other operating expenses								13.8	1.9	15.7
Corporate administration								—	47.3	47.3
Amortization of intangible assets								31.9	—	31.9
Interest expense								4.8	4.3	9.1

Earnings before income taxes								$118.4	$492.6	$611.0

Ratios:
Net loss and LAE	26.9%	73.4%	60.8%	42.3%	53.6%	102.2%	45.1%	53.9%		53.9%
Current year	26.9%	73.4%	60.8%	53.7%	49.3%	74.2%	53.2%	57.4%		57.4%
Prior years	0.0%	0.0%	0.0%	-11.4%	4.3%	28.0%	-8.1%	-3.5%		-3.5%

	26.9%	73.4%	60.8%	42.3%	53.6%	102.2%	45.1%	53.9%		53.9%
Expense	12.3%	11.9%	12.0%	29.1%	55.3%	268.3%	37.0%	23.0%		23.0%

Combined	39.2%	85.3%	72.8%	71.4%	108.9%	370.5%	82.1%	76.9%		76.9%

Alleghany Corporation

Underwriting Results

For the Three Months Ended March 31, 2011

(in millions)

	Reinsurance Segment			Insurance Segment
	Property	Casualty & Other	Total	RSUI	CATA	PCC	Total	Total Segments	Corporate Activities	Consolidated

Premiums written:
Gross	$—	$—	$—	$212.2	$37.6	$0.4	$250.2	$250.2	$—	$250.2
Net	—	—	—	130.8	35.4	0.4	166.6	166.6	—	166.6

Net premiums earned	$—	$—	$—	$141.6	$39.3	$0.1	$181.0	181.0	$—	$181.0

Net loss and LAE:
Current year	—	—	—	69.2	20.8	0.1	90.1	90.1	—	90.1
Prior years	—	—	—	(18.0)	(1.7)	0.6	(19.1)	(19.1)	—	(19.1)

	—	—	—	51.2	19.1	0.7	71.0	71.0	—	71.0
Commissions, brokerage and other										—
underwriting expenses	—	—	—	41.4	19.5	5.7	66.6	66.6	—	66.6

Underwriting profit (loss)	$—	$—	$—	$49.0	$0.7	$(6.3)	$43.4	43.4	—	43.4

Net investment income								30.2	1.4	31.6
Net realized capital gains								34.7	—	34.7
OTTI losses								—	—	—
Other income								0.1	0.7	0.8
Other operating expenses								9.0	0.4	9.4
Corporate administration								—	6.4	6.4
Amortization of intangible assets								0.8	—	0.8
Interest expense								—	4.4	4.4

Earnings before income taxes								$98.6	$(9.1)	$89.5

Ratios:
Net loss and LAE
Current year				48.9%	52.8%	162.5%	49.8%	49.8%		49.8%
Prior years				-12.7%	-4.3%	600.0%	-10.6%	-10.6%		-10.6%

				36.2%	48.5%	762.5%	39.2%	39.2%		39.2%
Expense				29.2%	49.7%	5857.3%	36.8%	36.8%		36.8%

Combined				65.4%	98.2%	6619.8%	76.0%	76.0%		76.0%